GLENBROOK LIFE AND ANNUITY COMPANY
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371

Michael J. Velotta
Vice President, Secretary
and General Counsel

                                 February 15, 2002

TO:               GLENBROOK LIFE AND ANNUITY COMPANY
                  NORTHBROOK, ILLINOIS 60062

FROM:             MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:               FORM S-3 REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933

     With reference to the Registration Statement on Form S-3 filed by Glenbrook Life and Annuity Company (the "Company"), as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Annuity Contracts, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Company is duly organized and existing under the laws of the State of Arizona and has been duly authorized to do business by the Director of Insurance of the State of Arizona.

2. The securities registered by the above Registration Statement when issued are valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,


/S/MICHAEL J. VELOTTA
-----------------------
Michael J. Velotta
Vice President, Secretary and
General Counsel